EXHIBIT 15




     August 1, 1994



     First Commerce Corporation:

     We  are aware that First Commerce Corporation
     has  incorporated   by   reference   in   its
     Registration  Statement its Form 10-Q for the
     quarter ended March  31, 1994, which includes
     our report dated April 13, 1994, covering the
     unaudited   interim   financial   information
     contained therein. Pursuant to Regulation C of the Securities Act of 1993, that report is not considered a part of the registration statement prepared or certified by our firm or reports prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

     Very truly yours,



     Arthur Andersen & Co.